    As filed with the Securities and Exchange Commission on April 30, 1997
                                                  Registration No. 33-__________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                   OPTI INC.
            (Exact name of registrant as specified in its charter)

             California                                  77-0220697
-------------------------------------     -------------------------------------
      (State of incorporation)             (I.R.S. Employer Identification No.)

                               888 Tasman Drive
                          Milpitas, California  95035
                   (Address of principal executive offices)

                         -----------------------------

                       1996 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plan)

                         -----------------------------

                                  JERRY CHANG
                     Chief Executive Officer and Chairman
                                   OPTi INC.
                               888 Tasman Drive
                          Milpitas, California  95035
                                (408) 486-8000
           (Name, address and telephone number, including area code,
                             of agent for service)

                         -----------------------------

                                   Copy to:
                              TOR R. BRAHAM, ESQ.
                   Wilson, Sonsini, Goodrich & Rosati, P.C.
                              650 Page Mill Road
                       Palo Alto, California  94304-1050

===============================================================================
                        CALCULATION OF REGISTRATION FEE
===============================================================================
    Title of         Amount        Proposed         Proposed        Amount of
 Securities to       to be         Maximum          Maximum        Registration
 be Registered     Registered   Offering Price      Aggregate          Fee*
                                  Per Unit*      Offering Price*
-------------------------------------------------------------------------------
Common Stock,
No par value         50,000       $  5.1875         $  259,375.00     $79.00
===============================================================================

* Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $5.1875 per share which is the average of the high and low prices reported on the Nasdaq National Market on April 25, 1997.

Item 3.        INCORPORATION OF DOCUMENTS BY REFERENCE
               ---------------------------------------

     There are hereby incorporated by reference into this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

     (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated March 24, 1993, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), which was declared effective by the Commission on May 11, 1993, including any amendment or report filed for the purpose of updating such description.

     (c) All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

Item 8.        EXHIBITS
               --------

     The following additional exhibits are hereby enclosed for filing:


 Exhibit
  Number                                 Document
---------    ------------------------------------------------------------------
  4.1        1996 Employee Stock Purchase Plan

  5.1 Opinion of Wilson, Sonsini, Goodrich & Rosati with respect to the securities being registered

 23.1        Consent of Independent Auditors

 23.2        Consent of Counsel (contained in Exhibit 5.1)

 24.1        Power of Attorney (see pages 3 and 4)


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, OPTi Inc., a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the county of Santa Clara, State of California, on this 30th day of April, 1997


                              OPTi INC.



                              By: /s/ Jerry Chang
                                  ------------------------------------
                                  Jerry Chang
                                  Chief Executive Officer and Chairman


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerry Chang and David Zacarias, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection there with, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



     Signature                        Title                         Date
    -----------                     ---------                      ------

/s/ Jerry Chang        Chief Executive Officer and            April 30, 1997
--------------------   Chairman (Principal Executive
Jerry Chang            Officer)


/s/ David Zacarias     Chief Financial officer (Principal     April 30, 1997
--------------------   Accounting Officer)
David Zacarias


/s/ Stephen A. Dukker  President and Director                 April 30, 1997
--------------------
Stephen A. Dukker


/s/                    Director
--------------------
Kapil Nanda


/s/ Tor R. Braham      Director                               April 30, 1997
--------------------
Tor R. Braham


/s/                    Director
--------------------
David Lin


/s/ Bernard Marren     Director                               April 30, 1997
--------------------
Bernard Marren
